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Exhibit 5.1

July 18, 2014

Southside Bancshares, Inc.
1201 South Beckham
Tyler, Texas 75701

  Re:
  Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on June 16, 2014, as amended (Registration No. 333-196817)

Ladies and Gentlemen:

        We have acted as counsel to Southside Bancshares, Inc., a Texas corporation (the "Company"), in connection with the Company's filing of the above referenced registration statement, as amended (the "Registration Statement") with the Commission to register under the Securities Act of 1933, as amended (the "Securities Act"), 5,513,343 shares of the Company's common stock, $1.25 par value (the "Shares"), to be issued in connection with the merger of Omega Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), with and into OmniAmerican Bancorp, Inc., a Maryland corporation ("OmniAmerican"), and subsequent merger of OmniAmerican with and into the Company as contemplated by the Agreement and Plan of Merger, dated April 28, 2014, by and among the Company, the Merger Sub and OmniAmerican (the "Merger Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with our opinion below, we have examined (i) the Restated Certificate of Formation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) resolutions adopted by Company's Board of Directors deemed by us to be relevant to this opinion letter, (iv) the Registration Statement, including the joint proxy statement/prospectus contained therein, (v) the Merger Agreement, (vi) a certificate of the Company's officers, (vii) certificates of public officials and (viii) such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

        In our examination of the relevant documents, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competence of all natural persons, (iii) the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and (iv) the accuracy, completeness and authenticity of all certificates of public officials.

        As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

        Our opinion set forth below is limited to the Texas Business Organizations Code ("TBOC"), and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. Special rulings of authorities administering the TBOC or opinions of other counsel have not been sought or obtained.

        Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

  (1)
  The issuance of the Shares has been duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been issued and paid for under the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

        This opinion letter is provided for use solely in connection with the filing of the Registration Statement with the Commission and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated in the paragraph numbered (1) above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP
By:	/s/ GUSTAV F. BAHN Gustav F. Bahn A Partner

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  Exhibit 5.1